                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

                                 June 13, 2007

Harland Clarke Holdings Corp.
And the entities listed on Schedule I
   attached hereto (the "Co-Issuers")
c/o Harland Clarke Holdings Corp.
2939 Miller Road
Decatur, Georgia 30035

                       Registration Statement on Form S-4

Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-4, as amended
(the "Registration Statement") filed by Harland Clarke Holdings Corp., a
Delaware corporation (the "Company"), the Co-Issuers and the subsidiaries of the
Company named therein as guarantors (collectively, the "Guarantors") with the
Securities and Exchange Commission pursuant to the Securities Act of 1933 (the
"Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the $305,000,000 aggregate principal amount of
Senior Floating Rate Notes due 2015 (the "Exchange Floating Rate Notes") and the
$310,000,000 aggregate principal amount of 9.50% Senior Fixed Rate Notes due
2015 (the "Exchange Fixed Rate Notes," and together with the Exchange Floating
Rate Notes, the "Exchange Notes"), to be co-issued by the Company

Harland Clarke Holdings Corp.                                                  2

and the Co-Issuers and guaranteed by the Guarantors, and the guarantees of the
Exchange Notes by the Guarantors (the "Guarantees").

          The Exchange Floating Rate Notes, the Exchange Fixed Rate Notes and
the Guarantees are to be offered in exchange for the outstanding $305,000,000 aggregate principal amount of Senior Floating Rate Notes due 2015 (the "Initial
Floating Rate Notes"), the outstanding $310,000,000 aggregate principal amount of 9.50% Senior Fixed Rate Notes due 2015 (the "Initial Fixed Rate Notes", and
together with the Initial Floating Rate Notes, the "Initial Notes") and the
guarantees of the Initial Notes by the Guarantors, respectively, issued and sold on May 1, 2007 in an offering exempt from registration under the Act. The
Exchange Notes and the Guarantees will be issued by the Company, the Co-Issuers and the Guarantors in accordance with the terms of the Indenture, dated as of
May 1, 2007 (the "Indenture"), among the Company, the Guarantors and Wells Fargo
Bank, N.A., as trustee.

          In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          (i) the Registration Statement;

          (ii) the Indenture, including as exhibits thereto the forms of
Exchange Note and Guarantee, included as Exhibit 4.1 to the Registration
Statement; and

          (iii) the Registration Rights Agreement, dated as of May 1, 2007 (the
"Registration Rights Agreement"), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.4 to the Registration
Statement.

Harland Clarke Holdings Corp.                                                  3

          In addition, we have examined: (i) such corporate records of the
Company and each Guarantor incorporated in the State of Delaware or New York
(each a "Covered Guarantor") that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and each Covered Guarantor certified by such entity as in effect on the date of this letter and copies of resolutions of the board of directors of the Company and of the Covered Guarantors relating to the issuance of the
Exchange Notes and Guarantees, each certified by the relevant entity, and (ii)
such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the
Company and the Guarantors, the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Company and the
Guarantors.

          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange
Notes and

Harland Clarke Holdings Corp.                                                  4

Guarantees will be issued as described in the Registration Statement and (ii)
that the Exchange Notes and Guarantees will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added. With regards to certain matters of state law, we have relied, with the Company's permission, upon the opinions of Schwabe, Williamson & Wyatt,
P.C., the Company's Oregon counsel, and Troutman Sanders LLP, the Company's
Georgia counsel, filed as Exhibits 5.2 and 5.3, respectively, to the
Registration Statement.

          Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

          1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights
Agreement, the Exchange Notes will be valid and legally binding obligations of the Company and each of the Co-Issuers, enforceable against the Company and each of the Co-Issuers in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity
(regardless of whether enforceability is considered in a proceeding in equity or at law).

          2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the
Indenture and the

Harland Clarke Holdings Corp.                                                  5

Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the
Guarantors in accordance with their terms, except that enforceability of the
Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          The opinions expressed above are limited to the laws of the State of
New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

          We hereby consent to use of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal
Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                               Very truly yours,

                                /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                ------------------------------------------------
                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Harland Clarke Holdings Corp.                                                  6

                         SCHEDULE I

                         CO-ISSUERS

             COMPANY                JURISDICTION
---------------------------------   ------------
         B(2)Direct, Inc.             Delaware
     Checks in the Mail, Inc.         Delaware
   Clarke American Checks, Inc.       Delaware
Harland Checks and Services, Inc.     Georgia
       Harland Clarke Corp.           Delaware
Harland Financial Solutions, Inc.      Oregon
      HFS Core Systems, Inc.          Delaware
       Scantron Corporation           Delaware